UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2018

US ALLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

KANSAS		26-4824142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4123 SW Gage Center Drive

Topeka, Kansas 66604

(Address of principal executive offices) (Zip Code)

(785) 228-0200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.1b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. [ ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 14, 2018, following receipt of approval of the Montana Office of Securities and Insurance, US Alliance Life and Security Company, a Kansas corporation (“USALSC”) and wholly-owned subsidiary of US Alliance Corporation, a Kansas corporation (the “Company”), completed its previously announced acquisition of all of the capital stock of Great Western Life Insurance Company, a Montana corporation “GWLIC”) and wholly-owned subsidiary of Great West Insurance Company, a Utah corporation (“GWIC”), pursuant to the terms and conditions of a Stock Purchase Agreement dated October 11, 2018 (the “Purchase Agreement”), between USALSC and GWIC. Upon the closing of the Purchase Agreement, GWLIC became a wholly-owned subsidiary of USLSC.

In connection with the transaction, GWLIC has changed its name to US Alliance Life and Security Company – Montana.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 16, 2018, and which is incorporated herein by reference.

Item 8.01. Other Events.

A copy of the press release issued by the Company announcing the completion of the Purchase Agreement is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Exhibit
10.1

Stock Purchase Agreement dated October 11, 2018 between Great Western Insurance Company and US Alliance Life and Security Company, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (filed No. 000-55627) is incorporated herein by reference as Exhibit 10.1.

99.1	Press Release dated December 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US ALLIANCE CORPORATION

Date: December 18, 2018	By:	/s/ Jack H. Brier
Jack H. Brier
President and Chairman